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                                   EXHIBIT 21


SUBSIDIARIES OF ARAMARK CORPORATION

ARA RBI, Inc.
ARAMARK Advertising Services, Ltd.
ARAMARK Business Dining Services  of Texas, Inc.
ARAMARK Cleanroom Services, Inc.
ARAMARK Coliseum Limited
ARAMARK Coliseum Management, Inc.
ARAMARK Coliseum Manager Limited
ARAMARK Consumer Discount Company
ARAMARK Correctional Services, Inc.
ARAMARK Educational Group, Inc.
ARAMARK Educational Services, Inc.
ARAMARK Educational Services of Texas, Inc.
ARAMARK Educational Services of Vermont, Inc.
ARAMARK Enterprises, Inc.
ARAMARK Facilities Management, Inc.
ARAMARK Facility Services, Inc.
ARAMARK Food and Support Services Group, Inc.
ARAMARK Health & Education Services, Inc.
ARAMARK Healthcare Support Services, Inc.
ARAMARK Healthcare Support Services of Puerto Rico, Inc.
ARAMARK Healthcare Support Services of Texas, Inc.
ARAMARK Healthcare Support Services of the Virgin Islands,Inc.
ARAMARK/HMS Holding Company
ARAMARK/HMS Company, Inc.
ARAMARK Industrial Services, Inc.
ARAMARK Kitty Hawk, Inc.
ARAMARK Leisure Convention Services, Inc.
ARAMARK Leisure Services Group, Inc.
ARAMARK Leisure Services, Inc.
ARAMARK Leisure Services/International Group, Inc.
ARAMARK Leisure Services of Texas, Inc.
ARAMARK Leisure Services of Wisconsin, Inc.
ARAMARK Magazine & Book Services, Inc.
ARAMARK Marketing Services Group, Inc.
ARAMARK Mile High Enterprises, Inc.
ARAMARK Pittsburgh Limited
ARAMARK Pittsburgh Stadium Concessions, Inc.
ARAMARK Refreshment Services Inc.
ARAMARK Senior Notes Company
ARAMARK Services of Puerto Rico, Inc.
ARAMARK SWV Corporation



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ARAMARK Terminal Newsstands, Inc.
ARAMARK Terminal Shops, Inc.
ARAMARK Uniform Services, Inc.
ARAMARK Uniform Manufacturing Company
ARAMARK Virginia Sky-Line Co., Inc.
ARASERVE of Kansas, Inc.
Childrens World Learning Centers, Inc.
Coordinated Health Services, Inc.
Corporation for Holding Stock, Inc.
Correctional Medical Services, Inc.
Correctional Medical Services of Delaware, Inc.
CWLC Brokerage, Inc.
Davres, Inc.
Delsac VI, Inc.
Delsac VII, Inc.
Delsac VIII, Inc.
Delsac X, Inc.
Fashion-Tex Services, Inc.
Lake Powell Resorts & Marinas, Inc..
Landy Textile Rental Services, Inc.
Linen Supply Service, Inc.
Medical Claims Management Group, Inc.
Mesa Verde Company
Professional Anesthesia Services, Inc.
Smithsub, Inc.
Spectrum Emergency Care, Inc.
Spectrum Emergency Care of New Mexico, Inc.
Spectrum Healthcare of Delaware, Inc.
Spectrum Healthcare Resources, Inc.
Spectrum Healthcare Resources of Delaware, Inc.
Spectrum Healthcare Services, Inc.
Spectrum Primary Care, Inc.
Spectrum Primary Care of Delaware, Inc.
Szabo Food Service, Inc.
WearGuard Corporation
Woodhaven Foods, Inc.